Exhibit 99.1
Joint Filer Information


Name:
  St. Paul Fire and Marine Insurance Company

Address:
  385 Washington Street
  St. Paul, MN 55102

Designated Filer:
  The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
  XTENT, Inc. (XTNT)

Date of Event Requiring Statement:
  2/6/2007

Signature:
  By: /s/ Steven L.P. Schwen
  Its: Authorized Representative



Name:
  Split Rock Partners, LLC

Address:
  10400 Viking Drive, Suite 550
  Eden Prairie, MN 55344

Designated Filer:
  The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
  XTENT, Inc. (XTNT)

Date of Event Requiring Statement:
  2/6/2007

Signature:
  By: /s/ Steven L.P. Schwen
  Its: Chief Financial Officer



Name:
  St. Paul Venture Capital VI, LLC

Address:
  10400 Viking Drive, Suite 550
  Eden Prairie, MN 55344

Designated Filer:
  The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
  XTENT, Inc. (XTNT)

Date of Event Requiring Statement:
  2/6/2007

Signature:
  By: /s/ Steven L.P. Schwen
  Its: Chief Financial Officer